Exhibit 5.1

July 18, 2018
Redfin Corporation
1099 Stewart Street, Suite 600
Seattle, WA 98101

Ladies and Gentlemen:
At your request, we have examined the Registration Statement on Form S-1 (the “Registration Statement”) filed by Redfin Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about July 18, 2018, pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration of up to 811,336 shares of the Company’s Common Stock, $0.001 par value per share (the “Stock”) that may be issued by the Company.
In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)	The Company’s Restated Certificate of Incorporation filed with and certified by the Secretary of State of the State of Delaware on August 2, 2017 (the “Restated Certificate”).

(2)	The Company’s Restated Bylaws, certified to us as of the date hereof by an officer of the Company as being complete and in full force and effect as of the date hereof (the “Restated Bylaws”).

(3)	The Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference.

(4)	The prospectus prepared in connection with the Registration Statement for registration of the Stock (the “Prospectus”).

(5)
Minutes of meetings and actions by written consent of the Company’s Board of Directors and authorized committees thereof (together, the “Board”) and the Company’s stockholders (the “Stockholders”) at which, or pursuant to which, the Restated Certificate and the Restated Bylaws were approved.

(6)	Minutes of meetings and actions by written consent of the Board and Stockholders at which, or pursuant to which, the sale and issuance of the Stock were adopted and approved.

(7)
The stock records of the Company that the Company has provided to us (consisting of a certificate from the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, dated July 16, 2018, verifying the number of the Company’s issued and outstanding shares of each class of capital stock as of July 13, 2018, and a statement prepared by the Company as to the number of issued and outstanding options, restricted stock units and any additional shares of capital stock reserved for future issuance in connection with the Company’s 2017 Equity Incentive Plan, 2017 Employee Stock Purchase Plan and Amended and Restated 2004 Equity Incentive Plan as of July 13, 2018).

July 18, 2018

(8)
A Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated July 16, 2018, stating that the Company is qualified to do business and in good standing under the laws of the State of Delaware (the “Certificate of Good Standing”).

(9)	An Opinion Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Opinion Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the genuineness of signatures on documents reviewed by us, the conformity to originals and the completeness of all documents submitted to us as copies, the legal capacity of all parties executing any documents (other than the Company), the lack of any undisclosed termination, modification, amendment or waiver of any document, the absence of any extrinsic agreements or documents that might change or affect the interpretation or terms of documents, and the due authorization, execution and delivery of all documents by each party thereto other than the Company.

We also have assumed that any certificates or instruments representing the Stock will be, when issued, properly signed by authorized officers of the Company or their agents.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than (i) the existing federal laws of the United States of America and (ii) the Delaware General Corporation Law and reported judicial decisions relating thereto.
In connection with our opinion expressed below, we have assumed that (i) at or prior to the time of the delivery of any Stock, the Registration Statement and any amendments thereto (including any necessary post-effective amendments) will have been declared effective under the Securities Act, that the registration will apply to such Stock and will not have been modified or rescinded and (ii) there will not have occurred any change in law affecting the validity of the issuance of such Stock.
We express no opinion regarding the effectiveness of any waiver or stay, extension or usury laws, or of unknown future rights. Further, we express no opinion regarding the effect of provisions relating to indemnification, exculpation or contribution to the extent such provisions may be held unenforceable as contrary to federal or state securities laws.
Based upon the foregoing, we are of the opinion that up to 811,336 shares of Stock to be issued and sold by the Company, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus and in accordance with the resolutions adopted by the Board, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting parts thereof and any amendments thereto.

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July 18, 2018

This opinion is intended solely for use in connection with issuance and sale of the Stock subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered on, and speaks only as of, the date first written above and is based solely on our understanding of facts in existence as of such date after the aforementioned examination. In rendering the opinions above, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP

FENWICK & WEST LLP

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